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                                                        EXHIBIT NO. EX-99.d.13.i

                                  THE UBS FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                              AMENDMENT NUMBER ONE

         THIS AMENDMENT is made this 17th day of February, 2004 by and between The UBS Funds, a Delaware business trust (the "Fund"), and UBS Global Asset Management (Americas) Inc., a Delaware corporation (the "Advisor").

         WHEREAS, the Fund and the Advisor have previously entered into an Investment Advisory Agreement, dated July 1, 2002 (the "Advisory Agreement"), pursuant to which the Advisor agreed to manage the investment and reinvestment of assets of the UBS U.S. Value Equity Fund series; and

         WHEREAS, the Advisor has been informed by the Fund that UBS U.S. Value Equity Fund desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. The name of UBS U.S. Value Equity Fund, and all references in the Advisory Agreement to UBS U.S. Value Equity Fund, shall be changed to UBS U.S. Large Cap Value Equity Fund.

         2. The effective date of this Amendment shall be February 17, 2004.

         3. The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Advisory Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 17th day of February, 2004.

THE UBS FUNDS                                 UBS GLOBAL ASSET MANAGEMENT
                                              (AMERICAS) INC.


By: /s/ David M. Goldenberg                   By:  /s/ Amy R. Doberman
    -----------------------                        -------------------
    Name:  David M. Goldenberg                     Name:  Amy R. Doberman
    Title: Vice President and Secretary            Title  Managing Director and
                                                          Assistant Secretary